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                                                                       Exhibit 5

                       [LETTERHEAD OF COZEN AND O'CONNOR]



                                 June 24, 1997



Pierce Leahy Corp.
631 Park Avenue
King of Prussia, PA  19406

          Re:  Registration Statement on Form S-1
               File No. 333-23121
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Ladies and Gentlemen:

          As counsel to Pierce Leahy Corp. (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-1, File No. 333-23121 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement covers 6,109,506 shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock") to be sold by the Company and certain selling shareholders named therein (the "Selling Shareholders"), including up to 796,892 additional shares of Common Stock which the Underwriters will have an option to purchase from the Company and certain of the Selling Shareholders, solely for the purpose of covering over-allotments.

          In connection therewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation, as amended, its Bylaws, minutes and resolutions of its Board of Directors and shareholders, and such other documents and corporate records relating to the Company and the issuance of the Common Stock covered by the Registration Statement as we have deemed necessary or appropriate for purposes of rendering this opinion.

          In our examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic and other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

          Based upon the foregoing examination, information and assumptions, it is our opinion that when sold in accordance with the plan of distribution set forth in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.


          We hereby consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Matters" and to the inclusion of this opinion as Exhibit 5 to the Registration Statement.

                                       Very truly yours,



                                       COZEN AND O'CONNOR